                                                                    Exhibit 10.9

                              SETTLEMENT AGREEMENT

          THIS SETTLEMENT AGREEMENT (this "AGREEMENT") dated as of December 3, 2004 is made by and among Spiegel, Inc. ("SPIEGEL"), Newport News, Inc., Eddie Bauer, Inc., Spiegel Catalog, Inc. and Spiegel Catalog Services, LLC (collectively, the "SPIEGEL DEBTORS"), Spiegel Credit Corporation III ("SCC III"), Spiegel Acceptance Corporation ("SAC"), First Consumers National Bank ("FCNB"), Michael Crusemann, Horst Hansen, Martin Zaepfel, Michael Otto, Spiegel Holdings Inc., and Otto (GmbH & Co KG) (all of the foregoing shall be referred to, collectively, as the "SPIEGEL PARTIES"), The Bank of New York, as Trustee (the "TRUSTEE") under the Master Indenture, dated December 1, 2000 (the "MASTER INDENTURE") between the Spiegel Credit Card Master Note Trust (the "NOTE Trust") and the Trustee, and the Series 2000-A Supplement (the "SERIES 2000-A SUPPLEMENT") and Series 2001-A Supplement (the "SERIES 2001-A SUPPLEMENT") to the Master Indenture, and MBIA Insurance Corporation ("MBIA").

                             PRELIMINARY STATEMENTS

          WHEREAS, FCNB issued certain private-label credit cards from time to time prior to the Petition Date (as defined herein). The holders of those credit cards (the "CARDHOLDERS") could use those credit cards to purchase products and services from retail affiliates of Spiegel, including Eddie Bauer, Inc., Spiegel Catalog, Inc. and Newport News, Inc. (collectively, the "SPIEGEL RETAIL AFFILIATES");

          WHEREAS, when the Cardholders made purchases from the Spiegel Retail Affiliates, those purchases generated receivables held initially by FCNB (the "RECEIVABLES");

          WHEREAS, in addition to being the issuer of the credit cards, FCNB was until some point in June 2003 responsible for, among other things, servicing the Receivables from the Cardholders;

          WHEREAS, pursuant to a series of agreements (collectively, the "TRANSACTION DOCUMENTS"), the Receivables were conveyed to the Note Trust on a "revolving pool basis" and used as collateral to secure notes issued to investors in the following manner:

               (a) FCNB sold and transferred the Receivables to SCC III, a bankruptcy remote entity, and/or SAC;

               (b) Receivables sold and transferred to SAC were sold and transferred to SCC III;

               (c) SCC III in turn sold and transferred the Receivables to the Note Trust;

               (d) Using an interest in the Receivables as security, the Note Trust issued and sold interest-bearing notes (the "NOTES") to investors (the "NOTEHOLDERS");

               (e) The collections from the Receivables were distributed based on the priority of payments provisions set forth in the Transaction Documents;

               (f) As consideration for the interest in the Receivables used to secure the Notes, the Note Trust transferred to SCC III, directly or indirectly, proceeds of the Note issuance and, subject to certain exceptions, the "SELLER INTEREST" (as defined in the Master Indenture);

               (g) The Trustee used collections of principal receivables and finance charge receivables from Cardholders to pay principal and interest on the Notes to the Noteholders;

               (h) Cash collateral was held in segregated trust accounts (the "SPREAD ACCOUNTS," as that term is defined in the 2000-A and 2001-A Insurance and Reimbursement Agreements ("INSURANCE AND REIMBURSEMENT AGREEMENTS")) to secure certain amounts payable to MBIA and the interest rate swap counter-party; and

               (i) Cash collateral (the "VFN CASH COLLATERAL") was held in an escrow account for the benefit of the VFN Noteholders (as defined below).

          WHEREAS, the Note Trust issued three different series of Notes: $600 million of 2000-A Notes, on December 1, 2000 (the "2000-A NOTES" or "2000-A NOTE SERIES"); $600 million of 2001-A Notes, on July 19, 2001 (the "2001-A NOTES" or "2001-A NOTE SERIES"); and $426 million in Variable Funding Notes, on October 17, 2001, which principal amount was increased over time to a high of $512 million (the "VFN NOTES" or "VFN SERIES"' the holders of those notes, the "VFN NOTEHOLDERS");

          WHEREAS, in connection with the issuance of the 2000-A Notes and the 2001-A Notes, MBIA agreed to insure payment of all interest and principal due to the Noteholders.

          WHEREAS, as the insurer of the 2000-A Notes and the 2001-A Notes, MBIA is party to certain of the Transaction Documents and an express third-party beneficiary of other Transaction Documents.(1)

----------
(1) MBIA is a party to, or third-party beneficiary of, the following Transaction Documents, among others:

- Insurance and Reimbursement Agreement, among MBIA Insurance Corporation, Spiegel, Inc., Spiegel Acceptance Corporation, Spiegel Credit Corporation III, as Seller, First Consumers National Bank, as Servicer, Spiegel Credit Card Master Note Trust, as Issuer and The Bank of New York, as Indenture Trustee, dated as of December 19, 2000, as amended (incorporating certain prior agreements, defined in the Insurance and Reimbursement Agreement as the "Condition Precedent Documents").

- Insurance and Reimbursement Agreement, among MBIA Insurance Corporation, Spiegel Credit Corporation III, as Seller, First Consumers National Bank, as Servicer, Spiegel, Inc., Spiegel Acceptance Corporation, Spiegel Credit Card Master Note Trust, as Issuer and The Bank of New York, as Indenture Trustee, dated as of July 19, 2001, as amended (incorporating the "Condition Precedent Documents").

- Master Indenture, between Spiegel Credit Card Master Note Trust, as Issuer and The Bank of New York, as Indenture Trustee, dated as of December 1, 2000, as supplemented to date.

- Series 2000-A Indenture Supplement, between Spiegel Credit Card Master Note Trust, as Issuer and The Bank of New York, as Indenture Trustee, dated as of December 1, 2000, as amended.

- Series 2001-A Indenture Supplement, between Spiegel Credit Card Master Note Trust, as Issuer, and The Bank of New York, as Indenture Trustee, dated as of July 19, 2001, as amended.

- Transfer and Servicing Agreement, among Spiegel Credit Corporation III, as Seller, First Consumers National Bank, as Servicer and Spiegel Credit Card Master Note Trust, as Issuer, dated as of December 1, 2000, as amended.

- MBIA Insurance Corporation Financial Guaranty Insurance Policy, dated December 19, 2000, Policy #33927(1) & (2).

- MBIA Insurance Corporation Financial Guaranty Insurance Policy, dated July 19, 2001, Policy #35738(1) & (2).

- Indemnification Agreement, among MBIA Insurance Corporation, Spiegel Credit Corporation III, as Seller, Spiegel, Inc. and Bank of America Securities LLC, as Representative of the Underwriter, dated December 19, 2000.

          WHEREAS, the VFN Notes were paid off in January 2004;

          WHEREAS, following the payoff of the VFN Notes, (a) VFN Cash Collateral held for the benefit of the VFN Noteholders in the aggregate amount of $16,608,166.46 (the "VFN CASH COLLATERAL AMOUNT") was scheduled to be released by the Trustee to the holder of the Seller Interest but, subject to a Stipulation and Order entered in the District Court Case (as defined below) (the "ATTACHMENT STIPULATION"), the VFN Cash Collateral Amount is being held by the Trustee in a segregated account (the "SELLER INTEREST ACCOUNT") and (b) pursuant to the Attachment Stipulation, the Seller Interest portion of the monthly allocation from the finance charge receivables collections is also being held in the Seller Interest Account and the balance of such portion of the monthly allocation from finance charge collections being held in the Seller Interest Account as of November 15, 2004 was $16,395,786.07.

          WHEREAS, Spiegel, SCC III, SAC, and FCNB represent on behalf of themselves and all of their subsidiaries and affiliates that SAC is the "holder of the Seller Interest";

          WHEREAS, FCNB represents on behalf of itself and all of its subsidiaries that it has no interest in the Seller Interest;

          WHEREAS, on March 17, 2003 (the "PETITION DATE") and certain dates thereafter, each of the Spiegel Debtors and certain of their subsidiaries and affiliates (collectively with the Spiegel Debtors, the "DEBTORS") filed voluntary petitions for relief (the "BANKRUPTCY CASE") under chapter 11 of title 11, United States Code (the "BANKRUPTCY CODE") in the Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"). The Debtors' chapter 11 cases are being jointly administered in the Bankruptcy Court;

----------
- Indemnification Agreement, among MBIA Insurance Corporation, Spiegel Credit Corporation III, as Seller, Spiegel, Inc., and J.P. Morgan Securities Inc., as Representative of the Underwriters, dated July 19, 2001.

          WHEREAS, in accordance with sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continue to operate their businesses and manage their properties as debtors in possession;

          WHEREAS, the Trustee has received, but not disbursed, collections from Receivables received in February 2003 in the amount of $18,178,834.98 (the "FEBRUARY 2003 COLLECTIONS");

          WHEREAS, MBIA, on behalf of the Series 2000-A and Series 2001-A Noteholders, and SCC III and SAC each asserted (respectively, in writing and orally) a right to the full amount of the February 2003 Collections;

          WHEREAS, MBIA has incurred certain fees and expenses in connection with the performance of its obligations under the Transaction Documents and prosecution of its claims related thereto in an aggregate amount as of November 15, 2004 of $48,861,585.67 (the "MBIA EXPENSES"), which amount consists of: (a) legal fees in the amount of $5,486,317.39 (b) external and internal audit fees in the amount of $580,880.92; (c) Cardholder Management Services, LLC ("CMS") back-up servicer fees in the amount of $1,491,690.55; (d) Gordian Group fees in the amount of $3,168,243.42; (e) CMS successor servicer fees in the amount of $30,131,428.39, and (f) accrued unpaid Monthly Insurance Premium, as defined in the Series 2000-A Supplement and the Series 2001-A Supplement, in the amount of $8,003,025.00;

          WHEREAS, on September 16, 2003, MBIA commenced an action styled MBIA Insurance Corporation v. First Consumers National Bank and Spiegel Credit Corporation III, 03-CIV-7246 (RCC) (RLE) (the "DISTRICT COURT CASE"), in the United States District Court for the Southern District in New York (the "DISTRICT COURT"). In its Complaint and Jury Demand against FCNB and SCC III, MBIA sought damages, imposition of a constructive trust, and certain declaratory relief;

          WHEREAS, on November 17, 2003, MBIA filed an Amended Complaint and Jury Demand in the District Court pursuant to which MBIA, inter alia, added SAC as a defendant in the District Court Case;

          WHEREAS, on December 19, 2003, MBIA on behalf of the Noteholders of the 2000-A Note Series and the 2001-A Note Series commenced an action styled MBIA Insurance Corp. v. Spiegel Holdings, Inc., Michael Otto, Michael Crusemann; Horst Hansen; Martin Zaepfel; and Otto (GmbH & Co KG), 03 Civ. 10097 (GEL) (the "SECURITIES LITIGATION"). In its Complaint and Jury Demand, MBIA alleged several breaches of the Securities Act of 1933 and the Securities Exchange Act of 1934;

          WHEREAS, judgment dismissing the Securities Litigation was entered on September 2, 2004;

          WHEREAS, MBIA filed a Notice of Appeal of the judgment on September 29, 2004, and that appeal is still pending;

          WHEREAS, on October 1, 2003, MBIA filed proof of claim number 3035 against Spiegel Catalog, Inc., proof of claim number 3036 against Newport News, Inc., proof of claim number 3037 against Eddie Bauer, Inc., proof of claim number 3038 against Spiegel and proof of claim number 3039 against Spiegel Catalog Services, LLC in the Bankruptcy Court. On July 1, 2004 MBIA filed proof of claim number 4162 against Spiegel, amending proof of claim number 3038 (claims 3035, 3036, 3037, 3038, 3039 and 4162, collectively, the "PRE-PETITION CLAIMS"). MBIA has also notified the Spiegel Debtors of an outstanding administrative claim of approximately $9.6 million (the "POST-PETITION CLAIM"). MBIA's Pre-Petition Claims and Post-Petition Claim are hereinafter collectively referred to as the "MBIA CLAIMS";

          WHEREAS, on October 1, 2003, the Trustee filed proof of claim number 3024 against Spiegel, proof of claim number 3025 against Spiegel Catalog, Inc., proof of claim number 3026 against Eddie Bauer, Inc., proof of claim number 3027 against Spiegel Catalog Services, LLC and proof of claim number 3034 against Newport News, Inc. (claims 3024, 3025, 3026, 3027 and 3034, collectively, the "TRUSTEE CLAIMS");

          WHEREAS, in order to save the time and expense of litigation, the parties to the District Court Case seek to settle their dispute;

          WHEREAS, in order to save the time and expense of litigation, the parties to the Securities Litigation seek to settle their dispute;

          WHEREAS, in order to save the time and expense of litigation, the parties to the Bankruptcy Case seek to settle the MBIA Claims and the Trustee Claims; and

          WHEREAS, the parties seek a global settlement of all potential claims in connection with the Transaction Documents.

          NOW, THEREFORE, in consideration of the premises, mutual benefits and the agreements contained herein, the parties hereby agree as follows:

          1. As set forth herein, all of the parties hereto intend this Agreement to constitute a settlement of all claims, and the form and source of any payments in connection with this Agreement are for the convenience of the parties and do not reflect any agreement among the parties with respect to which claims are being settled and in what amount.

                         DISTRIBUTIONS TO MBIA AND SAC

          2. On the Effective Date (as defined herein), the Trustee shall disburse: (a) $14.8 million from the February 2003 Collections to the Note Trust for distribution to the Series 2000-A and 2001-A Noteholders by wire transfer pursuant to the wire instructions set forth in Exhibit A annexed hereto (the remainder of the February 2003 Collections plus any accrued interest thereon, the "REMAINING FEBRUARY 2003 COLLECTIONS"); and (b) $16.6 million to SAC from the Seller Interest Account by wire transfer pursuant to the wire instructions set forth in Exhibit B annexed hereto. The "EFFECTIVE DATE" shall be two Business Days after the Bankruptcy Court Order approving this Agreement as to the Spiegel Debtors and authorizing the Spiegel Debtors to take all necessary and appropriate steps to effectuate the terms of this Agreement becomes final and non-appealable (the "FINAL BANKRUPTCY COURT ORDER"). Prior to the Effective Date, MBIA shall provide written notice to the Trustee of the Final Bankruptcy Court Order.

          3. Within two Business Days after the expiration of the 94 Day Period (as defined herein), the Trustee shall disburse the Remaining February 2003 Collections to SAC by wire transfer pursuant to the wire instructions set forth in Exhibit B; provided, however, if SAC becomes subject (voluntarily or involuntarily) to any Bankruptcy Proceeding (as defined below) during the 94 Day Period, then the Trustee shall disburse the Remaining February 2003 Collections to the Note Trust for distribution to the Series 2000-A and 2001-A Noteholders by wire transfer pursuant to the wire instructions set forth in Exhibit A, and such distribution shall occur within two Business Days after the Trustee receives written notification from MBIA of such Bankruptcy Proceeding. If there is no Bankruptcy Proceeding within the 94 Day Period,

MBIA shall provide written notice to the Trustee that the 94 Day Period has expired within two Business Days after the expiration of the 94 Day Period.

                        FUNDING OF MBIA SETTLEMENT TRUST

          4. On the Effective Date, (a) all amounts remaining in the Seller Interest Account (after distribution of amounts required under section 2(b) above) shall be paid to a trust, which shall be known as the "MBIA SETTLEMENT TRUST" (a copy of the MBIA Settlement Trust Agreement is attached hereto as Exhibit C), by wire transfer pursuant to the wire instructions set forth in Exhibit D annexed hereto, (b) SCC III shall assign to the MBIA Settlement Trust any and all rights it has or may have to the Seller Interest, the Collateral (as that term is defined in the Master Indenture) and any other interest in the Note Trust, and (c) SAC shall assign to the MBIA Settlement Trust any and all rights it has or may have to the Seller Interest, the Collateral and any other interest in the Note Trust, (including any interest in the Spread Accounts). Pursuant to the assignments set forth in (b) and (c), the parties understand that all future monthly cash receipts from the Note Trust and/or any proceeds from the Collateral payable to the Seller or the holder of the Seller Interest shall be deposited in the MBIA Settlement Trust.

                            MBIA'S BANKRUPTCY CLAIMS

          5. Upon the entry of the Final Bankruptcy Court Order the Debtors will have been deemed to have acknowledged (i) that the Pre-Petition Claims continue to accrue in the Bankruptcy Case and are in the amount of $48,861,585.67 as of November 15, 2004, and constitute an allowed pre-petition claim against the Spiegel Debtors in the Bankruptcy Case in such amount, and (ii) that the Post-Petition Claim constitutes an allowed post-petition administrative claim in the amount of $8.0 million. In the event that the Effective Date does not occur or no transfer of funds occurs pursuant to paragraph 2, the Spiegel Debtors or other parties in interest shall have the right to object to and otherwise contest such claims.

          6. Upon completion of the transfer of funds to the Note Trust under paragraph 2 above and the releases by MBIA as set forth in paragraph 18 becoming effective, MBIA absolutely and unconditionally waives its right to payment from the Spiegel Debtors on account of the MBIA Claims.

    PAYMENTS FROM THE NOTE TRUST, SPREAD ACCOUNTS AND MBIA SETTLEMENT TRUST

          7. The Spiegel Parties agree not to object to the reimbursement of MBIA Expenses (with interest, as set forth in paragraph 11) from the Note Trust or the Spread Accounts and MBIA agrees to seek no further reimbursement from the Note Trust or Spread Accounts for expenses or fees it may have incurred up to and including November 15, 2004. Any interest payable on MBIA Expenses or MBIA Future Expenses (as defined herein) shall be paid prior to the payment of such expenses.

          8. The Spiegel Parties agree not to object to MBIA's reimbursement (with interest, as set forth in paragraph 11) from the Note Trust or the Spread Accounts for the following fees and expenses that may be incurred after November 15, 2004: (a) subject to paragraph 17, fees or expenses incurred by MBIA with respect to CMS as successor servicer through the dates on which the 2000-A Note Series and 2001-A Note Series are paid in full, (b) any unpaid Monthly Insurance Premium, as defined in the Series 2000-A Supplement and Series 2001-A Supplement, (c) any legal fees up to $500,000 incurred by MBIA in connection with the Note Trust, and (d) any payments made by MBIA under the MBIA Insurance Corporation Financial Guaranty Insurance Policy, dated December 19, 2000 (the "2000 POLICY") and the MBIA Insurance Corporation Financial Guaranty Insurance Policy, dated July 19, 2001 (the

"2001 POLICY") ((a), (b), (c) & (d) collectively, "MBIA FUTURE EXPENSES"). Any accrued and unpaid interest due on MBIA Future Expenses shall be paid prior to the payment of such expenses.

          9. The terms of the MBIA Settlement Trust shall provide, inter alia, that: (a) to the extent that (i) any payment of principal or interest due to the Series 2000-A Noteholders or Series 2001-A Noteholders is not paid in full when due under the terms of the Transaction Documents and (ii) such non-payment or partial payment is solely as a result of insufficient funds being available to the Trustee and the Note Trust to pay such amounts prior to any claim being made under the 2000 Policy or the 2001 Policy (as applicable) and after giving effect to any withdrawals from the Spread Accounts contemplated under the Transaction Documents, the amount of such shortfall shall be paid from the MBIA Settlement Trust to MBIA; and (b) after the Noteholders have been paid in full, to the extent that as a result of insufficient funds MBIA has not been fully reimbursed by the Note Trust or the Spread Accounts for MBIA Expenses and MBIA Future Expenses (both with interest, as set forth in paragraph 11), the amount of such shortfall shall be paid to MBIA from the MBIA Settlement Trust to the extent of funds available therein or from funds that shall become available therefrom. Any interest payable on MBIA Expenses or MBIA Future Expenses shall be paid prior to the payment of such expenses.

          10. MBIA's right to payments from the MBIA Settlement Trust in respect of any payments made by MBIA pursuant to the 2000 Policy and the 2001 Policy shall not in any way be limited by MBIA's right to payment or MBIA's receipt of payment from its reinsurers.

          11. MBIA shall be entitled to interest on all MBIA Expenses and MBIA Future Expenses, to the extent not reimbursed pursuant to paragraphs 8 and 9, with the exception of any unpaid insurance premium, at an annualized rate of interest equal to the Prime Rate minus .40% (40 basis points) (the "INTEREST RATE"). Interest shall be calculated by multiplying the Interest Rate against the cumulative beginning of the month balance of MBIA Expenses and MBIA Future Expenses, and such interest shall be calculated and accrue from the first day of the month following the month in which such expense is, or was, incurred. The "PRIME RATE" means the rate of interest as of the first Business Day (as defined in the Master Indenture) of each month published from time to time in the New York, New York edition of the Wall Street Journal, under the caption "Money Rates" as the "prime rate."

          12. In the event that (a) MBIA submits a claim for payment of MBIA Expenses or MBIA Future Expenses from the Note Trust or the Spread Accounts pursuant to Section 4.4(a)(x) of either the Series 2000-A Supplement or the Series 2001-A Supplement and such claim is not paid solely as a result of any assertion that such amounts are not claimable under such Section 4.4(a)(x) (a "REFUSED CLAIM"), and (b) such Refused Claim is not made in respect of any amount claimable as a "REIMBURSEMENT AMOUNT" (as such term is defined in the Insurance and Reimbursement Agreements), then MBIA shall be entitled to immediate payment of the amount of any such Refused Claim from amounts then on deposit or amounts thereafter deposited into the MBIA Settlement Trust so long as (i) Spiegel or its successor in interest has been promptly notified of such refusal, (ii) any such claim is made within 90 days of the later of the "Series 2000-A Final Maturity Date" under the terms of the Series 2000-A Supplement or 90 days after the "Series 2001-A Final Maturity Date" under the terms of the Series 2001-A Supplement (such later date being the "FINAL MATURITY DATE"), and
(iii) such payment is subject to paragraph 15.

          13. In the event that MBIA receives a payment from the Note Trust or the Spread Accounts for MBIA Expenses or MBIA Future Expenses pursuant to
Section 4.4(a)(x) of either the Series 2000-A Supplement or the Series 2001-A Supplement and is required to return such payment to the Trustee or pay such funds to another party pursuant to an order of any court (a "RETURNED CLAIM"), MBIA shall be entitled to payment of the amount of any such Returned Claim from the MBIA Settlement Trust within 15 Business Days, except as set forth in paragraph 14. In the event that MBIA receives notice of commencement of any action, suit or proceeding in which a party seeks to require MBIA to return to the Trustee or pay to another party a payment made to MBIA from the Note Trust or Spread Accounts (a "POTENTIAL RETURNED CLAIM"), MBIA shall notify Spiegel and SAC (or any successor in interest) of such Potential Returned Claim within 30 days of receipt of such claim, in each case enclosing a copy of all relevant documents, including all papers served and claims made in respect of such Potential Returned Claim; provided that the failure to so notify Spiegel and SAC (or any successor in interest) shall not prevent payment to MBIA from the MBIA Settlement Trust as provided in this paragraph, except to the extent that Spiegel or SAC (or any successor in interest) has been prejudiced by such failure.

          14. Upon full payment to MBIA of all claims MBIA has made pursuant to paragraphs 9, 12 and 13 above, the MBIA Settlement Trust shall pay to SAC any remaining funds, including accrued interest, with the exception of $9 million less the aggregate amount of payments made from the MBIA Settlement Trust pursuant to paragraphs 12 and 13, which shall be maintained in the MBIA Settlement Trust and distributed to SAC or any successor in interest to SAC upon the earlier of (a) such time when the Trustee disburses funds from the Spread Accounts to MBIA Settlement Trust or (b) the later of (i) two years from the Final Maturity

Date, or (ii) entry of a final, non-appealable judgment with respect to any Potential Returned Claim filed within two years from the Final Maturity Date and payment to MBIA from the MBIA Settlement Trust of any Returned Claims arising in connection with such Potential Returned Claim. Notwithstanding the foregoing, in no event shall funds from the MBIA Settlement Trust be disbursed to SAC prior to the Final Maturity Date.

          15. In no event shall an amount in excess of $9 million be paid from the MBIA Settlement Trust to pay Refused Claims or Returned Claims (and interest thereon).

          16. Contemporaneously with any payment made to MBIA from the MBIA Settlement Trust in respect of a Refused Claim or Returned Claim (collectively, an "UNREIMBURSED CLAIM"), MBIA shall assign to SAC, and SAC shall be subrogated to (a) all of MBIA's rights of recovery against any person or organization in respect of the Unreimbursed Claim for which payment is made from the MBIA Settlement Trust as provided herein and (b) all of MBIA's rights under the Transaction Documents in respect of which the Unreimbursed Claim arose. All such assignments shall be free and clear of all claims, defenses, counterclaims, rights of setoff and other encumbrances. MBIA shall not release any party in respect of any Unreimbursed Claim assigned to SAC or take any other action that would be materially prejudicial to the rights of SAC to such assigned Unreimbursed Claim. MBIA shall execute and deliver all instruments and documents necessary to secure the rights of SAC to any assigned Unreimbursed Claim, and MBIA will cooperate with SAC or any successor in interest in any proceedings seeking to enforce such rights.

                  CONSENT REQUIRED TO INCREASE PAYMENTS TO CMS

          17. MBIA agrees that (a) after the date of this Agreement, MBIA will not enter into any agreement with CMS that will increase CMS's total servicing fee or expenses without first obtaining the consent of Spiegel or any successor in interest, which consent shall not be unreasonably withheld; and (b) after the Effective Date, MBIA will not enter into any agreement with CMS that will increase CMS's total servicing fee or expenses, or otherwise enter into any amendment to the successor servicing agreement, without first obtaining the consent of Spiegel or any successor in interest, which consent shall not be unreasonably withheld. If Spiegel fails to object to a proposed increase in servicing fees to CMS within 15 Business Days after notification to Spiegel, Spiegel will be deemed to have consented to such increase. In addition, MBIA shall provide to Spiegel all Statements to Noteholders, audit reports and reports regarding account holders, if any, provided to MBIA by CMS or any successor servicer from time to time in connection with its servicing of the receivables.

                              WAIVERS AND RELEASES

          18. Except as set forth herein, MBIA, for and on behalf of itself and for and on behalf of each of its past and present shareholders, representatives, employees, consultants, conservators, trustees, officers, principals, agents, partners, directors, attorneys, assigns, parent companies, subsidiaries, affiliates, successors and predecessors (all in the capacity as such) (the "MBIA RELEASORS"), absolutely and unconditionally releases, acquits and forever discharges the Spiegel Parties, for and on behalf of themselves and for and on behalf of each of their past and present shareholders, representatives, employees, consultants, conservators, trustees, officers, principals, agents, partners, directors, attorneys, assigns, parent companies, subsidiaries, affiliates, successors and predecessors (all in the capacity as such) (the "RELEASED SPIEGEL PARTIES"), from any and all manner of claims (including but not limited to statutory, common law, and/or equitable), demands, actions, suits, causes of action, whether class, individual or otherwise in nature, whether joint or several in nature, damages whenever incurred, liabilities, obligations, debts, and attorneys fees and costs (collectively, "RELEASED CLAIMS") that the MBIA

Releasors ever had, now have or hereafter can, shall or may have on account of or in any way arising out of any and all known and unknown, foreseen and unforeseen, suspected and unsuspected injuries, damages and consequences of any act or omission related to the Transaction Documents, the District Court Case, the Bankruptcy Case, and the Securities Litigation. The MBIA Releasors shall not file an action or in any other way seek to establish liability against the Released Spiegel Parties based, in whole or in part, upon the Transaction Documents or any matters relating to the Transaction Documents. This waiver and release of the Released Claims includes, but is not limited to, claims relating to: (a) all register payments collected by Spiegel Retail Affiliates; (b) all returns credits and syndication credits posted to customer accounts; (c) any claim by MBIA for reimbursement of any portion of the servicing fee collected by FCNB as the servicer of the Receivables; (d) principal collections in February 2003 for which allegedly there were no new Receivables to purchase; and (e) any other claims for payments required to be paid by the Spiegel Debtors or their affiliates into the Note Trust. Further, promptly after the date that is 94 days from the date on which the transfers set forth in paragraphs 2 and 4 of this Agreement are completed (the "94 DAY PERIOD"), MBIA will seek the dismissal with prejudice of the District Court Case and the dismissal with prejudice of the appeal of the Securities Litigation and without costs to any party. Notwithstanding anything herein to the contrary, the release by the MBIA Releasors of the Released Claims against all of the Released Spiegel Parties (except FCNB and all of its subsidiaries and past, present and future directors, officers, employees, and/or agents, as set forth below in this paragraph 18) shall not become effective until after the expiration of the 94 Day Period, and shall not ever become effective if SAC becomes subject (voluntarily or involuntarily) to any Bankruptcy Proceeding (as defined below) during such 94 Day Period, provided, however, that the release by the MBIA

Releasors of the Released Claims against FCNB and, with respect to claims arising in connection with actions taken or omissions made as agents of FCNB, all of its subsidiaries and past, present and future directors, officers, employees, and/or agents (collectively, the "FCNB RELEASED CLAIMS") shall be effective upon the Effective Date.

          19. As used herein, a "BANKRUPTCY PROCEEDING" shall mean any (a) insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, composition or other similar proceeding relating to SAC or any of its respective properties, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension, (b) proceeding for any liquidation, liquidating distribution, dissolution or other winding up of SAC, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of SAC, or (d) other marshalling of the assets of SAC.

          20. The Trustee hereby (a) acknowledges and agrees to the terms of this Agreement, (b) waives any claims in connection with the Trustee Claims and
(c) agrees that the Trustee Claims shall be deemed withdrawn with prejudice in the Bankruptcy Case. Further, except as set forth herein, upon the completion of the payments and transfers set forth in paragraphs 2 and 4 hereof, the Trustee, for and on behalf of itself and for and on behalf of each of its past and present shareholders, representatives, employees, consultants, conservators, trustees, officers, principals, agents, partners, directors, attorneys, assigns, parent companies, subsidiaries, affiliates, successors and predecessors (all in the capacity as such) (the "TRUSTEE RELEASORS"), hereby absolutely and unconditionally releases, acquits and forever discharges the Released Spiegel Parties from any and all manner of Released Claims that the Trustee Releasors ever had, now has or hereafter can, shall or may have on account of or in any way arising out of any and all known and unknown, foreseen and unforeseen, suspected and unsuspected injuries, damages and consequences of any act or omission related to the Transaction Documents, the District Court Case, the Bankruptcy Case, and the Securities Litigation. The Trustee Releasors shall not file an action or in any other way seek to establish liability against the Released Spiegel Parties based, in whole or in part, upon the Transaction Documents or any matters relating to the Transaction Documents. Notwithstanding anything herein to the contrary, the release by the Trustee Releasors of the Released Claims against all of the Released Spiegel Parties (except FCNB and all of its subsidiaries and past, present and future directors, officers, employees, and/or agents, as set forth below in this paragraph 20), shall be automatically effective after the expiration of the 94 Day Period; provided, however, that such release shall not be effective and shall be of no force and effect if SAC becomes subject (voluntarily or involuntarily) to any Bankruptcy Proceeding during such 94 Day Period; and provided, further, that the release by the Trustee Releasors of the FCNB Released Claims shall be effective upon the Effective Date.

          21. Upon the Effective Date, except as set forth herein, each of the Spiegel Parties, for and on behalf of itself and for and on behalf of each of its past and present shareholders, representatives, employees, consultants, conservators, trustees, officers, principals, agents, partners, directors, attorneys, assigns, parent companies, subsidiaries, affiliates, successors and predecessors (all in the capacity as such) (the "SPIEGEL RELEASORS") hereby absolutely and unconditionally releases, acquits, waives and forever discharges MBIA, for and on behalf of itself and for and on behalf of each of its past and present shareholders, representatives, employees, consultants, conservators, trustees, officers, principals, agents, partners, directors, attorneys, assigns, parent companies, subsidiaries, affiliates, successors and predecessors (all in the capacity as such) (the "RELEASED MBIA PARTIES") from any and all manner of Released Claims that the Spiegel Releasors ever had, now have or hereafter can, shall or may have relating to, on account of or in any way arising out of any and all known and unknown, foreseen and unforeseen, suspected and unsuspected injuries, damages and consequences of any act or omission related to the Transaction Documents. None of Spiegel Releasors shall file an action or in any other way seek to establish liability against the Released MBIA Parties based, in whole or in part, upon the Transaction Documents or any matters relating to the Transaction Documents. This waiver includes, but is not limited to, claims arising in connection with the following: (a) changes made to the method of reporting the Receivables portfolio composition and aging,
(b) amounts for Receivables added to the Note Trust, (c) any right to demand a modification to the current method of allocation of Receivables, (d) amounts due to any party based on the creation of new Receivables, (e) the District Court Case, the Bankruptcy Case, and the Securities Litigation, including any claim for costs or attorney's fees.

          22. Upon the Effective Date, except as set forth herein, each of the Spiegel Releasors hereby absolutely and unconditionally releases, acquits and forever discharges CMS from any and all manner of Released Claims that the Spiegel Parties ever had or now have on account of or in any way arising out of any and all known and unknown, foreseen and unforeseen, suspected and unsuspected injuries, damages and consequences of any act or omission related to the Transaction Documents. This waiver includes, but is not limited to, claims arising in connection with the following: (a) changes made to the method of reporting the Receivables portfolio composition and aging, (b) any right to demand a modification to the current method of allocation of Receivables, and
(c) any accounting methods or procedures; provided, however, that none of the Spiegel Releasors waives or releases any claim they may have now or in the future against CMS for contribution, indemnification or reimbursement, including indemnification or reimbursement for attorneys' fees and costs, related to any claim against one or more Spiegel Releasors related to actions and/or omissions by CMS, its affiliates or its agents, including agents that are independent contractors, after June 26, 2003, in connection with its collection, billing and credit bureau practices.

          23. Upon the Effective Date, except as set forth herein, each of the Spiegel Releasors hereby absolutely and unconditionally releases, acquits, waives and forever discharges the Trustee, for and on behalf of itself and for and on behalf of each of its past and present shareholders, representatives, employees, consultants, conservators, trustees, officers, principals, agents, partners, directors, attorneys, assigns, parent companies, subsidiaries, affiliates, successors and predecessors (all in the capacity as such) (the "RELEASED TRUSTEE PARTIES") from any and all manner of Released Claims that the Spiegel Releasors and anyone who may have a claim by or through any of them ever had, now has or hereafter can, shall or may have relating to, on account of or in any way arising out of any and all known and unknown, foreseen and unforeseen, suspected and unsuspected injuries, damages and consequences of any act or omission related to the Transaction Documents. None of Spiegel Releasors shall file an action or in any other way seek to establish liability against the Released Trustee Parties based, in whole or in part, upon the Transaction Documents or any matters relating to the Transaction Documents. This waiver includes, but is not limited to, claims arising in connection with the following: (a) changes made to the method of reporting the Receivables portfolio composition and aging, (b) amounts for Receivables added to the Note Trust, (c) any right to demand a modification to the current method of allocation of Receivables, (d) amounts due to any party based on the creation of new Receivables, (e) the District Court Case, the Bankruptcy Case, and the Securities Litigation; provided, however, that none of the Spiegel Releasors waives or releases any claim they may in the future have against the Trustee for any errors or omissions that occur after the date of the Agreement by the Trustee under the Transaction Documents.

                        STANDSTILL DURING 94 DAY PERIOD

          24. During the 94 Day Period, the Spiegel Parties agree that they will not take any action to collect or enforce any of their obligations against SAC, including exercising any right hereunder or under applicable law (including commencing any action or proceeding against SAC in any court or other tribunal, seizing or otherwise foreclosing on any asset of SAC or filing an involuntary bankruptcy petition against SAC).

          25. During the 94 Day Period, MBIA agrees that it will not take any action to collect or enforce its rights with respect to the Transaction Documents, District Court Case, Bankruptcy Case and Securities Litigation; provided, however, that such forbearance shall not be effective and shall be of no force and effect if SAC becomes subject (voluntarily or involuntarily) to any Bankruptcy Proceeding during the 94 Day Period.

                                 MISCELLANEOUS

          26. This Agreement shall become effective on the Effective Date.

          27. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

          28. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

          29. All parties hereby consent to jurisdiction in the State of New York for purposes of enforcing this Agreement. Any action to enforce this agreement shall be brought in the District Court or, if jurisdiction is lacking in the District Court, then in the Supreme Court of the State of New York, County of New York; provided that the Bankruptcy Court shall retain jurisdiction solely with respect to matters arising out of the Spiegel Debtors' rights under this Agreement.

          30. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties with respect thereto.

          31. Michael Crusemann, Horst Hansen, Martin Zaepfel, Michael Otto, Spiegel Holdings, Inc. and Otto (GmbH & Co KG) (the "SECURITIES DEFENDANTS") have not participated in the negotiation and structuring of the settlement contained in this Agreement and assume no responsibility for any of its terms except as they expressly relate to the Securities Litigation and the releases of the parties. The Securities Defendants further make no representation or admission as to the accuracy of the recitals and other factual representations or any legal conclusions contained in this Agreement except those expressly pertaining to the Securities Litigation. By entering into this Agreement, the Securities Defendants do not admit there is jurisdiction over them for the Securities Litigation and do not consent to jurisdiction or admit they are subject to jurisdiction except as expressly stated in paragraph 29 of this Agreement.

          32. If at any time the payments set forth in paragraphs 2 or 4 or any parts thereof, are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by MBIA or the Trust, whether as a "fraudulent conveyance," or otherwise, at the option of MBIA (which it may exercise in its sole discretion), notwithstanding paragraph

18, the Released Claims of MBIA, except the FCNB Released Claims, shall be reinstated and such releases by MBIA shall be void ab initio. In the event that the Released Claims of MBIA are reinstated and the releases by MBIA are void pursuant to this paragraph 32 or otherwise, the releases and waivers by the Spiegel Parties, except FCNB, of the Released MBIA Parties shall also be void ab initio.

          33. Nothing in this Agreement shall be construed as or deemed to be an admission by the parties hereto, or any of them, of any unlawful, improper, or actionable conduct or omission by any of them, and each Party hereto expressly denies liability of any kind whatsoever.

          34. This Agreement may be amended, modified, or supplemented, or any portion hereof waived, only by written agreement of the parties expressly stating that it is intended to amend this Agreement.

          35. The captions and headings included in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting or amplifying the terms and provisions thereof.

          36. This Agreement shall be binding upon, and specifically performable or enforceable against, the parties hereto and their successors and assigns, and is not subject to rejection or modification by any subsequently confirmed plan of reorganization or chapter 7 or chapter 11 trustee of the Spiegel Debtors.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Settlement Agreement or have caused this Settlement Agreement to be duly executed by their respective officers as of the day and year first above written.

SPIEGEL, INC.                           MBIA INSURANCE CORPORATION


By: /s/ James M. Brewster               By: /s/ Amy Mauer-Litos
    ---------------------------------       ------------------------------------
Name:                                   Name: Amy Mauer-Litos
      -------------------------------   Title: Managing Director
Title:
       ------------------------------


NEWPORT NEWS, INC.                      THE BANK OF NEW YORK, AS TRUSTEE


By: /s/ James M. Brewster               By: /s/ Martin Feig
    ---------------------------------       ------------------------------------
Name:                                   Name: Martin Feig
      -------------------------------   Title: Vice President
Title:
       ------------------------------


EDDIE BAUER, INC.


By: /s/ James M. Brewster
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


SPIEGEL CATALOG, INC.


By: /s/ James M. Brewster
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


SPIEGEL CATALOG SERVICES, LLC


By: /s/ James M. Brewster
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


SPIEGEL CREDIT CORPORATION III


By: /s/ James M. Brewster
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                     SIGNATURE PAGE FOR SETTLEMENT AGREEMENT

SPIEGEL ACCEPTANCE CORPORATION          SPIEGEL HOLDINGS, INC.


By: /s/ James M. Brewster               By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


FIRST CONSUMERS NATIONAL BANK           OTTO (GMBH & CO KG)


By: /s/ James E. Huston                 By: /s/ Michael Otto Illegible
    ---------------------------------       ------------------------------------
Name: James E. Huston                   Name:
Title: President, CEO and Liquidating         ----------------------------------
Agent                                   Title:
                                               ---------------------------------


MICHAEL CRUSEMANN


-------------------------------------


HORST HANSEN


-------------------------------------


MARTIN ZAEPFEL


-------------------------------------


MICHAEL OTTO


/s/ Michael Otto
-------------------------------------

                     SIGNATURE PAGE FOR SETTLEMENT AGREEMENT

                                    EXHIBIT A

                          NOTE TRUST WIRE INSTRUCTIONS

                                 TO BE PROVIDED.

                                    EXHIBIT B

                              SAC WIRE INSTRUCTIONS

Bank of America
ABA #111000012
Account Name: Spiegel, Inc.
Account # 3752186004

                                    EXHIBIT C

                         MBIA SETTLEMENT TRUST AGREEMENT

                                                                           Draft

                         Spiegel Acceptance Corporation,

                                  a Transferor,

                         Spiegel Credit Corporation III,

                                  a Transferor,

                                       and

                              The Bank of New York,

                                     Trustee

                         MBIA Settlement Trust Agreement

                                   ----------

                        Dated as of December [___], 2004

     THIS MBIA SETTLEMENT TRUST AGREEMENT (this "Agreement"), dated as of December [__], 2004, is made by and among Spiegel Acceptance Corporation, a Delaware corporation, ("SAC" or a "Transferor"), Spiegel Credit Corporation III, a Delaware corporation (a "Transferor" and together with SAC, the "Transferors") and The Bank of New York, a New York banking corporation (the "Trustee").

     WHEREAS, Spiegel, Inc., Newport News, Inc., Eddie Bauer, Inc., Spiegel Catalog, Inc. and Spiegel Catalog Services, LLC, the Transferors, First Consumers National Bank, Michael Crusemann, Horst Hansen, Martin Zaepfel, Michael Otto, Spiegel Holdings Inc., and Otto (GmbH & Co KG), The Bank of New York, (as Trustee (the "Note Trustee") under the Master Indenture (the "Master Indenture"), dated December 1, 2000 between the Spiegel Credit Card Master Note Trust (the "Note Trust") and the Note Trustee) and MBIA Insurance Corporation ("MBIA") have entered into a Settlement Agreement dated as of December [__], 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Settlement Agreement") which is attached hereto as Exhibit A; and

     WHEREAS, it is a condition to the consummation of the settlement of claims specified more fully in the Settlement Agreement that certain assets be transferred to this Trust (as defined herein) for the purposes more fully set forth herein and in the Settlement Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Settlement Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Transferors and the Trustee hereby agree as follows for the benefit of MBIA:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Agreement" shall mean this MBIA Settlement Trust Agreement and all amendments hereof.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to be closed.

     "Collateral" shall have the meaning specified in the Master Indenture.

     "Collection Account" shall have the meaning specified in Section 4.02(a) of this Agreement.

     "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, Floor 8W, New York, New York 10286.

     "Effective Date" shall mean the date that is two Business Days after the Final Bankruptcy Court Order.

     "Final Bankruptcy Court Order" shall have the meaning specified in the Settlement Agreement.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Initial Deposit" shall mean the cash conveyed to the Trust pursuant to
Section 4 of the Settlement Agreement and deposited to the Collection Account.

     "Interest Rate" shall have the meaning specified in the Settlement
Agreement.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

     "MBIA Expenses" shall have the meaning specified in the Settlement
Agreement.

     "MBIA Future Expenses" shall have the meaning specified in the Settlement Agreement.

     "Monthly Trustee Report" shall mean a report substantially in the form attached as Exhibit B to this Agreement which shall contain the following information: beginning Collection Account balance, all deposits into and distributions from the Collection Account, the Permitted Investments, interest received on Permitted Investments and [other].

     "Moody's" shall mean Moody's Investors Service, Inc.

     "NY UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the State of New York.

     "Officer's Certificate" shall mean a certificate signed by the President, Treasurer, Chief Operating Officer (or any more senior officer) of a Transferor or any successor in interest and delivered to the Trustee.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee and MBIA.

     "Permitted Investments" shall mean, negotiable instruments or securities or other investments (a) which, except in the case of demand or time deposits, investments in money market funds and Repurchase Obligations (as defined in the Master Indenture), are represented by instruments in bearer or registered form of ownership of which is represented by book entries by a Clearing Agency (as defined in the Master Indenture) or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers and (b) which evidence:

          (i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States of America;

          (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from the Rating Agency (as defined in the Master Indenture) in the highest investment category granted by such Rating Agency in the case of commercial paper (which in the case of Standard & Poor's means A-1+);

          (iii) commercial paper having, at the time of the Trust's investment of contractual commitment to invest therein, a rating in the highest investment category granted by the Rating Agency (which in the case of Standard & Poor's means A-1+);

          (iv) bankers' acceptances issued by any depository institution or trust company referred to in (ii) above;

          (v) investments in money market funds having a rating of the highest investment category from the Rating Agency or otherwise approved in writing by the Rating Agency (which in the case of Standard & Poor's means A-1+);

          (vi) time deposits (having maturities of not more than 30 days) or notes which are payable on demand by an entity the commercial paper of which has a rating of the highest investment category granted by the Rating Agency (which in the case of Standard & Poor's means A-1+);

          (vii) Repurchase Obligations (as defined in the Master Indenture); and

          (viii) such other investments that MBIA shall specify to the Trustee in writing.

     "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Refused Claim" shall have the meaning specified in the Settlement
Agreement.

     "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

     "Returned Claim" shall have the meaning specified in the Settlement Agreement.

     "Qualified Institution" shall mean (i) a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's or (ii) a depositary institution acceptable to MBIA; provided, however, that an institution which shall have corporate trust powers and which maintains the Collection Account, or any other account maintained for the benefit of MBIA as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements.

     "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and in each case having direct responsibilities for administration of this Agreement, with respect to a particular officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject. Any notice delivered to such corporate trust department shall be identified as follows: Attention: Corporate Trust Officer on behalf of MBIA Settlement Trust, MBIA Settlement Trust Agreement dated as of December [__], 2004.

     "Seller Interest" shall have the meaning specified in the Master Indenture.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services.

     "Target Balance" shall mean on any day of calculation, $9,000,000 less the aggregate amount paid to MBIA from the Collection Account under Section 4.03 of this Agreement for Refused Claims and Returned Claims.

     "Transferor" shall mean Spiegel Acceptance Corporation or Spiegel Credit Corporation III, as applicable and each of their successors in interest and permitted assigns.

     "Transferor Interest" shall mean the residual interest of the Trust initially held by the Transferors in accordance with the value of their deposits as shall be determined by them on the Effective Date, and thereafter, by SAC or its permitted successors and assigns.

     "Trust" shall mean the MBIA Settlement Trust created by this Agreement.

     "Trust Assets" shall have the meaning specified in Section 2.01 of this Agreement.

     "Trust Termination Date" shall mean the earliest of (a) December [__], 2025, (b) the date on which the Note Trustee disburses funds from the Spread Accounts to the Trust following the payment of all claims made by MBIA pursuant to paragraphs 9, 12 and 13 of the Settlement Agreement), and (c) the later of
(i) two years from the Final Maturity Date or (ii) the entry of a final non-appealable judgment with respect to any Potential Returned Claim (as defined in the Settlement Agreement) filed within two years from the Final Maturity Date and payment to MBIA from the Trust of any Returned Claims arising in connection with such Potential Returned Claim.

     "Trustee" shall mean The Bank of New York, a New York banking corporation, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     Section 1.02 Other Definitional Provisions.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Settlement Agreement.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

                                   ARTICLE II

                           CONVEYANCE OF TRUST ASSETS;
                              PERMITTED ACTIVITIES;

     Section 2.01 Conveyance of the Trust Assets and Collateral; Permitted Activities.

     (a) The Transferors hereby transfer, assign, set-over, and otherwise convey to the Trustee for the benefit of MBIA without recourse, all of their right, title and interest, whether now owned or hereafter acquired, in and to the Initial Deposit, the Seller Interest and their interest in the Collateral and the Note Trust, if any, all monies due or to become due with respect to the Seller Interest and Collateral, if any, all amounts received after the date hereof with respect thereto, and all proceeds of such Initial Deposit, Seller Interest and interest in the Collateral and the Note Trust (collectively, the "Trust Assets").

     (b) In connection with such transfer, assignment, set-over and conveyance, the Transferors agree to (i) deliver, on or prior to the Effective Date, to the Note Trustee and to the Owner Trustee (as defined in the Master Indenture) of the Note Trust (A) written notice of such transfer, assignment set-over and conveyance and irrevocable instructions to pay and deliver any and all proceeds of the Initial Deposit, the Seller Interest and their interest in the Collateral and the Note Trust to the Trustee, and (B) the tax opinion described in Section 3.4(v) of the Trust Agreement (as defined in the Master Indenture), and (ii) have MBIA record and file financing statements (including any continuation statements with respect to such financing statements when applicable) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Trust Assets and the proceeds thereof to the Trustee, and have MBIA deliver a file-stamped copy of such financing statements or continuation statements or other evidence of such filing to the Trustee as soon as practicable after receipt thereof. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and any reference in this Agreement to any transfer, assignment, set-over and conveyance to the Trust shall be construed as transfer, assignment, set-over, and conveyance to the Trustee.

     (c) MBIA shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee, as the case may be, hereunder to all property comprising the Trust. MBIA shall deliver to the Transferors and the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferors shall cooperate fully with MBIA in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this section.

     (d) Any costs incurred with respect to the foregoing shall be paid from the Trust Assets.

     (e) The parties hereto intend that the transfer of the Initial Deposit, Seller Interest, and the Transferors' interest in the Collateral and the Note Trust and the proceeds thereof and any other property pursuant to this Agreement constitute a true conveyance or sale, in consideration of the premises, mutual benefits and agreements contained in the Settlement Agreement and not a secured borrowing. If, and to the extent that, such transfer is not deemed to be a true and complete conveyance or sale, or, if for any reason any interest in the Initial Deposit, Seller Interest, and the Transferors' interest in the Collateral and the Note Trust, or the proceeds thereof is held to be the property of the Transferors, the Transferors shall be deemed to have granted and the Transferors hereby grant, to the Trustee as a collateral agent acting on behalf of MBIA, a first priority perfected security interest in all of the Trust Assets. This Agreement shall constitute a security agreement under all applicable law, including without limitation, the NY

UCC, to secure the payments and obligations specified herein. This Agreement creates a valid and continuing security interest (as defined in the NY UCC) in the Trust Assets and the proceeds thereof in favor of the Trustee, which (i) is enforceable upon execution of this Agreement against creditors of and purchasers from the Transferors, and (ii) upon filing of the financing statements described herein will be prior to all other Liens.

     (f) The Transferors hereby authorize MBIA to cause, on or prior to the Effective Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Assets granted by the Transferors to the Trust under this Agreement. Each Transferor hereby authorizes MBIA to file financing statements under the UCC without such Transferor's signature where allowed by applicable law.

     (g) It is the intention of the parties hereto that, for income tax purposes, the Trust shall be treated as a nullity or security device and disregarded as an entity and its assets shall be treated as owned in whole by the Transferors. The Transferors shall be responsible for all tax matters. The parties hereto agree that they will take no action contrary to the foregoing intention.

     (h) The permitted activities of the Trust are hereby declared to be:

          (i) accepting and holding the Trust Assets and proceeds thereof;

          (ii) receiving proceeds of the Trust Assets and making payments and distributions in accordance with the terms of this Agreement;

          (iii) engaging in other activities that are necessary or incidental to accomplish these limited activities and to carry out the terms of this Agreement and the Settlement Agreement.

     Section 2.02 Acceptance by Trustee.

     (a) The Trustee hereby acknowledges its acceptance of all right, title and interest to the Trust Assets now existing and hereafter created, conveyed to the Trustee pursuant to Section 2.01, and declares that it shall hold such right, title and interest, upon the Trust herein set forth, for the benefit of MBIA and the holder of the Transferor Interest, subject to the priority provisions set forth in this Agreement.

     (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trustee other than as contemplated in this Agreement.

     Section 2.03 Representations and Warranties of the Transferors. Each of the Transferors hereby represents and warrants to the Trustee as of the Effective
Date:

     (a) Organization and Good Standing. Each Transferor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Settlement Agreement.

     (b) Due Qualification. Each Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Trust hereunder.

     (c) Due Authorization. The execution and delivery of this Agreement and the Settlement Agreement and the consummation of the transactions provided for in this Agreement and the Settlement Agreement have been duly authorized by each Transferor by all necessary action on its part.

     (d) No Conflict. The execution and delivery of this Agreement, the Settlement Agreement and the performance of the transactions contemplated by this Agreement and the Settlement Agreement and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which each Transferor is a party or by which it or any of its properties are bound.

     (e) No Violation. The execution and delivery of this Agreement, the Settlement Agreement and performance of the transactions contemplated by this Agreement and the Settlement Agreement will not conflict with or violate any Requirements of Law applicable to either Transferor.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of each Transferor, threatened against such Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Settlement Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Settlement Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under this Agreement or the Settlement Agreement,
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Settlement Agreement, or (v) seeking to affect adversely the income tax attributes of the Trust.

     (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the Settlement Agreement, the performance of the transactions contemplated by this Agreement and the Settlement Agreement and the fulfillment of the terms hereof and thereof have been obtained.

     Section 2.04 Representations and Warranties of the Transferors Relating to the Agreement and the Trust Assets.

     (a) Binding Obligation; Valid Transfer and Assignment. Each of the Transferors hereby represents and warrants to the Trustee that as of the Effective Date:

          (i) Each of this Agreement and the Settlement Agreement constitutes a legal, valid and binding obligation of the Transferors, enforceable against such Transferor in accordance with its terms.

          (ii) This Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trustee of all right, title and interest of such Transferor in and to the Trust Assets, and all of such property will be held by the Trustee free and clear of any Lien or (B) a grant of a security interest (as defined in the UCC as in effect in the applicable jurisdiction) in such property to the Trustee, which is and will be enforceable with respect to such Trust Assets and the proceeds thereof. If this Agreement constitutes the grant of a security interest to the Trustee in such property, upon the filing of the financing statements described in Section 2.01, the Trustee shall have a first priority perfected security interest in such property. Neither the Transferors nor any Person claiming through or under the Transferors shall have any claim to or interest in the Trust Assets, except, if this Agreement constitutes the grant of a security interest in such property, for the interest of the Transferors in such property as a debtor for purposes of the UCC as in effect in the applicable jurisdiction.

     (b) Trust Assets. Each Transferor hereby represents and warrants to the Trustee as of the Effective Date, that one or both of Transferors are the legal and beneficial owners of all right, title and interest in and to the Trust Assets and such Transferor has full right, power and authority to transfer such rights and property to the Trust. Immediately prior to the conveyance of the Trust Assets pursuant to this Agreement, one or both Transferors own and have good and marketable title to the Trust Assets free and clear of any Lien, claim or encumbrance of any Person other than any Lien created by this Agreement.

     (c) Notice of Breach. The representations and warranties set forth in this
Section 2.04 shall survive the transfer and assignment of the Trust Assets to the Trust. The Trustee shall not be charged with knowledge of any breach of representation and warranty unless it has received written notice or obtained actual knowledge thereof.

     (d) Priority. Other than the security interest granted to the Trust pursuant to this Agreement, the Transferors have not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Assets. The Transferors have not authorized the filing of and are not aware of any financing statements against the Transferors that include a description of collateral covering the Trust Assets other than any financing statement (i) relating to the security interest granted to Trust hereunder or (ii) that has been terminated.

     (e) Judgments, Tax Liens. The Transferors are not aware of any judgments or tax lien filings against the Transferors.

     Section 2.05 Covenants of the Transferors. The Transferors hereby covenant that:

     (a) Security Interests. Except for the conveyances hereunder, the Transferors will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Trust Assets, whether now existing or hereafter created, or any interest therein (other than any Liens created hereby).

     (b) Delivery of All Proceeds Received. The Transferors agree to pay to the Trustee all payments received by the Transferors in respect of the Seller Interest or their interests in the Collateral, in the event that the Transferors receive any payments in respect thereof, as soon as practicable but in no event later than five Business Days, after the individuals identified in Section 7.04 hereof receive notice that such amounts have been received by a Transferor in connection with the Seller Interest or its interest in the Collateral.

                                   ARTICLE III

                                     REPORTS

     Section 3.01 Monthly Trustee Report. On or prior to the [15th] calendar day of each month the Trustee shall deliver to the Transferors and MBIA, the Monthly Trustee Report.

                                   ARTICLE IV

                COLLECTION ACCOUNT AND APPLICATION OF COLLECTIONS

     Section 4.01 Rights of MBIA and the Transferors. MBIA shall have an undivided interest in the Trust and shall have the benefit of the Trust Assets which shall include the right to receive Trust Assets and the proceeds thereof at the times and in the amounts specified in this Article IV. The holder of the Transferor Interest shall have the residual benefit of the Trust Assets to the extent provided herein. The Transferor Interest shall represent the remaining undivided interest in the Trust not paid or payable to MBIA, including the right to receive the Trust Assets and the proceeds thereof at the times and in the amounts specified in this Article IV.

     Section 4.02 Establishment of Accounts.

     (a) The Collection Account. The Trustee, for the benefit of MBIA, shall establish and maintain with a Qualified Institution, which may be the Trustee, in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated trust account with the corporate trust department of such Qualified Institution (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of MBIA and shall cause such Collection Account to be established and maintained in the State of New York. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Initial Deposit and all proceeds of the Seller Interest and the Transferors' interest in the Collateral and the Note Trust shall be deposited to the Collection Account upon receipt. Funds on deposit in the Collection Account subject to receipt by the Trustee of written investment directions, shall at all times be invested in Permitted Investments. All such investments shall be made in the name of the Trustee for the benefit of

MBIA and the holder of the Transferor Interest. Unless otherwise directed by MBIA after consultation with the holder of the Transferor Interest, any such investment shall mature and such funds shall be available for withdrawal on or prior to [the 15th of each calendar month] and shall remain uninvested to the extent required for distribution as MBIA, in consultation with the holder of the Transferor Interest, shall specify. The Trustee shall maintain for the benefit of MBIA possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity; provided, that, no such investment shall be disposed of prior to its maturity date. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall become part of the Collection Account. Subject to the restrictions set forth above, MBIA or a Person designated in writing by MBIA, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Collateral Account.

     Section 4.03 Distributions to MBIA. From time to time MBIA will deliver to the Trustee a request for payment for amounts to which it is entitled pursuant to and in accordance with the terms of Sections 9, 12, and 13 of the Settlement Agreement. The request for payment will specify the amount requested, [and the provision of the Settlement Agreement under which MBIA is entitled to receive such amount]. On the [15th] calendar day of each month, the Trustee will disburse the lesser of (i) the amount of funds requested by MBIA and (ii) the amount of Trust Assets, in accordance with the Settlement Agreement, to pay items (a) - (d) in the following order of priority:

          (a) interest on MBIA Expenses calculated by multiplying the Interest Rate against the cumulative beginning of the monthly balance of MBIA Expenses;

          (b) interest on MBIA Future Expenses calculated by multiplying the Interest Rate against the cumulative beginning of the monthly balance of MBIA Expenses;

          (c)  MBIA Expenses;

          (d)  MBIA Future Expenses;

          (e)  Refused Claims; and

          (f)  Returned Claims;

provided, however, item (e) shall be paid immediately upon delivery of a request for payment to the Trustee and item (f) shall be paid within 15 Business Days of delivery of a request for payment therefor to the Trustee, provided, further that the aggregate amount paid on requests for payment for items (e) and (f) may not exceed $9,000,000.

     Section 4.04 Distributions to the Holder of the Transferor Interest. Pursuant to and in accordance with the terms of Section 14 of the Settlement Agreement, upon payment to MBIA of all claims MBIA has made prior to the Final Maturity Date pursuant to paragraphs 9, 12 and 13 of the Settlement Agreement, to the extent that cash and investments in the Collection Account at such time exceed the Target Balance, the Trustee shall pay to the holder of the Transferor Interest an amount equal to the excess in the Collection Account over the Target Balance; provided, that MBIA hereby irrevocably directs the Trustee to disburse such amount equal to the excess in the Collection Account over the Target Balance. On the [15th] calendar day of each month thereafter, the Trustee will pay to the holder of the Transferor Interest the excess over the Target Balance in the Collection Account on such day after taking into account the amounts paid or to be paid to MBIA for Refused Claims and Returned Claims during such Calendar Month.

                                    ARTICLE V

                                   THE TRUSTEE

     Section 5.01 Duties of Trustee.

     (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee. The Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

     (c) Subject to Section 5.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (ii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of MBIA relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iii) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

     (d) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in the Trust Assets now existing or hereafter created or to impair the value of any Trust Asset now existing or hereafter created.

     (e) Whether expressly provided herein, every provision of this Agreement relating to the conduct or effecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

     (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

     Section 5.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 5.01:

     (a) the Trustee may conclusively rely on and shall be fully protected in acting on, or in refraining from acting in accord with, any notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

     (b) the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

     (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of MBIA, pursuant to the provisions of this Agreement, unless MBIA shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (d) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any notification to the Trustee, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by MBIA;

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

     (g) the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Trust Assets for the purpose of establishing the presence or absence of defects, the compliance by the Transferors with their representations and warranties or for any other purpose;

     (h) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate; and

     (i) the Trustee shall not be deemed to know of any default or other fact upon the occurrence of which it might be required to take action hereunder unless an officer in its corporate trust department has actual knowledge thereof or has received written notice thereof.

     (j) The Trustee shall have no responsibility or liability for investment losses on Permitted Investments. The Trustee shall have no obligation to invest or reinvest any cash held in the absence of timely and specific written investment direction from MBIA as described in Section 4.02 hereof. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of an investment prior to its stated maturity or the failure of MBIA to provided timely written investment direction as described in Section 4.02 hereof. The Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment advisor, advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee as part of the fees owed to the Trustee pursuant to Section 5.04.

     Section 5.03 Trustee Not Liable for Recitals. The Trustee assumes no responsibility for the correctness of the recitals contained in this Agreement.

     Section 5.04 Payment of Trustee's Fees and Expenses. The Trustee shall be entitled to receive from the Trust reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as set forth in a separate fee agreement, for all services rendered by it in the execution and administration of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder, and utilize Trust Assets to pay or reimburse itself upon delivery of a written notice to the holder of the Transferor Interest and MBIA for all reasonable expenses or disbursements incurred or made by the Trustee in accordance with any of the provisions of this Agreement, except any such expense, disbursement or advance as may arise from its own negligence or bad faith. For the avoidance of doubt, all expenses and indemnities of the Trustee shall be payable from the Trust Assets.

     Section 5.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of

America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 5.05, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.06.

     Section 5.06 Resignation or Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving 60 days' prior written notice thereof to MBIA and the holder of the Transferor Interest. Upon receiving such notice of resignation, MBIA with the consent of the holder of the Transferor Interest (such consent not to be unreasonably withheld) shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.05 hereof and shall fail to resign after written request therefor by MBIA, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then MBIA with the consent of the holder of the Transferor Interest (such consent not to be unreasonably withheld) may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 5.06 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 5.07 hereof and any liability of the Trustee arising hereunder due to the acts or omissions of the Trustee prior to the appointment of a successor trustee shall survive such appointment of a successor trustee.

     Section 5.07 Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 5.06 hereof shall execute, acknowledge and deliver to MBIA and the holder of the Transferor Interest and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and MBIA and the holder of the Transferor Interest and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this
Section 5.07 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.05 hereof.

     Section 5.08 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 5.05 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 5.09 Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of MBIA and the holder of the Transferor Interest, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 5.09, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article V. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the holder of the Transferor Interest and MBIA.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 5.10 Tax Returns. In the event the Trust shall be required to file tax returns, the Transferors shall prepare and the Trustee (on behalf of the Trust) shall execute, as soon as practicable after they are made aware of such requirement, any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Transferors shall prepare or shall cause to be prepared all tax information required by law to be distributed to the holder of the Transferor Interest and MBIA and shall deliver such information at least five days prior to the date it is required by law to be distributed to MBIA and the holder of the Transferor Interest. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     Section 5.11 Rights of MBIA to Direct Trustee. MBIA shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 5.02, the Trustee shall have the right to decline to follow any such direction if the


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

Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in liability and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with the direction of MBIA.

     Section 5.12 Representations and Warranties of Trustee. The Trustee represents and warrants that:

          (a) the Trustee is a banking corporation organized, existing and authorized to engage in the business of banking under the laws of the State of New York;

          (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

          (c) this Agreement has been duly executed and delivered by the Trustee; and

          (d) this Agreement is the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

                                   ARTICLE VI

                                   TERMINATION

     Section 6.01 Termination of Trust.

     The respective obligations and responsibilities of the Transferors and the Trustee created hereby shall terminate, except with respect to the duties described in Section 5.04 and Section 2.04(c), on the Trust Termination Date. Upon such termination, each Transferor shall be deemed to have released the Trustee from any and all claims that either of the Transferors ever had, now has or hereafter can, shall or may have relating to, on account of or in any way arising out of any and all injuries, damages and consequences of any act or omission related to this Agreement or the Settlement Agreement.

     Section 6.02 Termination Rights of Holder of Transferor Interest. Upon the termination of the Trust pursuant to Section 6.01, and after payment of all amounts due hereunder on or prior to such termination, the Trustee shall execute a written conveyance substantially in the form of Exhibit C hereto pursuant to which it shall convey to the holder of the Transferor Interest (without recourse, representation or warranty) all right, title and interest of the Trust in the amounts on deposit in the Collection Account, the Trust Assets, and all proceeds thereof. The Trustee shall execute and deliver (but shall have no obligation to prepare) such instruments of transfer and assignment including, without limitation, UCC financing statements, in each case without recourse, representation or warranty as shall be reasonably requested by the holder of the Transferor Interest to vest in such holder all right, title and interest which the Trust had in the Trust Assets.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     Section 7.01 Amendment.

     (a) No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by MBIA, the Trustee and the holder of the Transferor Interest; provided that any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver. No failure to exercise and no delay in exercising, on the part of the Trustee or MBIA of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     Section 7.02 Protection of Right, Title and Interest to Trust.

     (a) Within 30 days after a Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the applicable jurisdiction, such Transferor shall give MBIA and the Trustee notice of any such change and shall request the filing of such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Trust Assets and the proceeds thereof.

     (b) Each Transferor agrees to do and perform, from time to time, any and all acts and to authorize and/or execute any and all further instruments required or reasonably requested by MBIA or the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Trust Assets for filing under the provisions of the UCC as in effect in any applicable jurisdiction. The Transferors hereby authorize MBIA and the Trustee at any time and from time to time to file any financing statements and amendments thereto as may be necessary or desirable to preserve, maintain and protect the interests of the Trust in the Trust Assets and the proceeds thereof.

     Section 7.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 7.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the holder of the Transferor Interest, to James
M. Brewster, Spiegel Acceptance Corporation, c/o Spiegel, Inc., 3500 Lacey Road, Downers Grove, Illinois 60515, (b) in the case of the Trustee, to the Corporate

Trust Office, and (c) in the case of MBIA to 113 King Street, Armonk, New York, 10504 or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Section 7.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 7.06 Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 7.07 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 7.08 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     Section 7.09 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 7.10 No Bankruptcy Petition. Notwithstanding any prior termination of this Agreement, each of MBIA, the holder of the Transferor Interest and the Transferors (with respect to the Trust only), severally and not jointly, hereby covenants and agrees that it will not at any time institute against, solicit or join or cooperate with or encourage any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law.

     Section 7.11 Transferor Interest. The Transferor Interest may be pledged, transferred, sold, exchanged, pledged, hypothecated, participated, assigned or otherwise disposed to any Person, in whole but not in part; provided, however, prior to the pledge transfer, sale, exchange, pledge, hypothecation, participation, assignment or otherwise disposition, the Trustee shall have received (i) an Opinion of Counsel to the effect that such proposed action will not cause the Trust or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for federal income or state income or franchise tax purposes; and (ii) information identifying the holder of the Transferor Interest, including contact information, as it may reasonably require (with a copy to MBIA).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Transferors and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        SPIEGEL ACCEPTANCE CORPORATION
                                        A TRANSFEROR


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SPIEGEL CREDIT CORPORATION III
                                        A TRANSFEROR


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE BANK OF NEW YORK
                                        NOT IN ITS INDIVIDUAL CAPACITY BUT
                                        SOLELY AS TRUSTEE


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Acknowledged and Agreed:

MBIA INSURANCE CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                Signature page to MBIA Settlement Trust Agreement

                                    EXHIBIT A

                              SETTLEMENT AGREEMENT

                                    EXHIBIT B

                         FORM OF MONTHLY TRUSTEE REPORT

                                    EXHIBIT C

                       FORM OF CONVEYANCE OF TRUST ASSETS

                                    EXHIBIT D

                     MBIA SETTLEMENT TRUST WIRE INSTRUCTIONS

                                 TO BE PROVIDED.